Welltower Announces $23 Billion of Transactions and Intensified Focus on Seniors Housing to Amplify Long-Term Growth Profile
•Closed or under contract to close $14 billion of pro rata gross investments as of October 27, 2025, spanning over 700 high-quality seniors housing communities and encompassing over 46,000 units across the UK, US, and Canada
•Announced acquisition activity fueling growth of Welltower’s pure-play rental housing platform focused on the rapidly expanding seniors population
•Investment activity expected to be fully funded through cash on hand and $9 billion of incremental asset sales, loan payoffs, and other capital recycling activity
•Through an enhanced focus and increased seniors housing concentration, Welltower expects to extend the duration of its cash flow growth and increase its terminal growth rate
TOLEDO, Ohio, October 27, 2025 /PRNewswire/ -- Welltower Inc. (NYSE: WELL) ("Welltower" or the "Company") today announced a series of transactions totaling $23 billion, through which the Company will amplify its focus on rental housing for the rapidly expanding seniors population. Driving the transaction activity are $14 billion of acquisitions, primarily comprised of high-quality seniors housing communities in the US and UK. The acquisitions are expected to be fully funded through proceeds received from $9 billion of assets sales and loan repayments, as well as cash on hand. Despite the near-term impact of dispositions, loan repayments and the acquisition of newly developed or lease-up seniors housing communities, the announced transactions are projected to be accretive to the Company’s normalized funds from operations (FFO) per share in 2026, with significant embedded future earnings growth potential anticipated in subsequent years.
Following the completion of these transactions, the Company’s percentage of in-place net operating income (NOI) derived from the seniors housing business is expected to increase to the mid-80%-range as it enters the next era of its journey: Welltower 3.01. This phase involves an “all-in” commitment by the Company to drive operational and technological transformation across its seniors housing portfolio in coordination with the Company’s deeply aligned operating partners to meaningfully improve the experience of residents and their families, as well as that of site-level employees.
“Today’s announcements mark a watershed moment in Welltower’s history as we continue to evolve: intensifying the Company’s focus on seniors housing and accelerating the operational and technological modernization of the business through the Welltower Business System,” said Shankh Mitra, Welltower’s CEO. He continued, “All capital allocation decisions made at Welltower are viewed through an opportunity cost prism: evaluating the value forgone by pursuing a specific course of action while also forcing us to consider all implications of those decisions, well into the future. We believe that re-doubling our efforts in the seniors housing business represents the surest and fastest path to achieving our mission of elevating both the resident and site-level employee experience, while also enhancing our opportunity to deliver long-term compounding of per share growth for our existing investors.”

Going All-In Through Intensified Focus
The largest component of the incremental seniors housing transactions is the acquisition of a real estate portfolio of Barchester-operated communities in the UK for £5.2 billion. As part of the transaction, Welltower has formed an exclusive long-term partnership with Barchester, which is considered to be among the best performing operators in the UK. Additionally, with the current management team remaining in place, we believe Barchester is well-positioned to continue providing the highest quality care to aging seniors.
The portfolio is comprised of 111 communities managed by Barchester via an aligned RIDEA contract, 152 triple-net leased communities, and 21 ongoing developments, which will also be managed in a RIDEA structure following development conversion. We believe each component of the transaction, including the RIDEA and triple-net portfolios, has significant long-term growth potential that is expected to accrue to Welltower shareholders. The operating portfolio, comprised of both stabilized and lease up properties, is positioned for significant future growth with current blended portfolio occupancy in the high 70%’s. Moreover, the triple-net lease is structured with 3.5% annual escalators and a coverage-based rent reset every five years at Welltower’s election. Overall, the acquisition is underwritten to achieve an unlevered IRR in the low-double-digit range.
“Through our strategic partnership with Welltower and their significant and ongoing investment into their operating platform, we expect to continue to meaningfully enhance the lives of thousands of older adults by delivering not only exceptional care but also fostering environments rich in social and cognitive engagement. By prioritizing safety, connection, and activity, we’re supporting better long-term health outcomes and consistently high resident satisfaction - hallmarks of a superior living experience,” said Dr. Pete Calveley, Barchester’s CEO. “This partnership underscores our unwavering commitment to elevating the quality of care for aging seniors.”
Additionally, Welltower purchased 100% of the HC-One-operated portfolio for £1.2 billion. Welltower funded a portion of the purchase price through the repayment of a £660 million loan it originated at the height of the COVID-19 pandemic and Brexit uncertainties, significantly increasing the investment’s duration through ownership of the underlying communities.
Mr. Mitra said, “The HC-One loan was originally structured with embedded warrants and an equity stake and was intentionally designed to provide Welltower with both downside protection and meaningful upside participation. These structural features enabled us to play a lead role in the borrower's recapitalization process, ultimately transforming a finite-maturity loan into a long-term ownership position aligned with Welltower’s growth strategy. The result is an enhanced cash flow profile characterized by both duration and embedded growth - consistent with our strategy of leveraging creative capital deployment to create long-term per share value for existing owners.”
“We are excited to expand our presence in the UK and continue to partner with the highest quality operators as evidenced by the Care Quality Commission in the UK (CQC) having rated 86% of our communities as good or outstanding, well above the national average of 72%, with none of our properties having been rated as inadequate,” Mr. Mitra added.

The substantial UK investments were aided by working closely with the Office for Investment:
"I was delighted to welcome Welltower at the recent Regional Investment Summit in Birmingham. This significant investment into the care sector, will create new capacity - and new jobs - the vast majority of which will be outside of London. High quality care for our aging population is one of the most important challenges the government faces. I'm glad to see a long-term and highly respected investor like Welltower continuing to bring their expertise, commitment and technology to the UK,” commented Lord Stockwood, UK Minister for Investment.
Additionally, Welltower is under contract or has closed an additional $4 billion of seniors housing acquisitions spanning nearly 40 transactions across over 150 communities and over 12,000 units. This encompasses trophy senior housing communities along the East Coast, including those within Boston and Westchester County, NY. These acquisitions complete the Company’s New England portfolio repositioning that started with the pre-COVID disposition of $1.75 billion of seniors housing communities. The Company’s presence in New England has been meticulously rebuilt, leveraging Welltower’s industry-leading Data Science platform to target several other acquisitions in premier micromarket locations and the development of exceptionally high quality and ultraluxury communities, including the Newbury of Brookline.
Beyond the realization of value from Welltower’s participating senior credit note to HC-One, additional loan repayments, and cash on hand, Welltower expects to fund the remaining acquisition consideration through the sale of outpatient medical assets. Welltower has entered into a definitive agreement to divest an 18 million square foot outpatient medical (OM) portfolio in a transaction valued at approximately $7.2 billion. Additionally, the Company will exit the OM property management business through the transition of operational responsibilities to Remedy Medical Properties. The portfolio, with current occupancy of 94%, is expected to be sold in multiple tranches through mid-2026 with the sale of the first tranche completed in October 2025 with a gross sale price of $2 billion.
Net aggregate proceeds to Welltower are anticipated to total approximately $6.0 billion following the reinvestment of a portion of the gross proceeds into a preferred equity position and a profits interest in the disposition portfolio. This structure allows Welltower to maintain upside participation in the long-term performance of the portfolio while unlocking substantial near-term capital for redeployment into higher-growth seniors housing opportunities. Following this transaction, Welltower’s retained portion of the OM portfolio will almost entirely consist of long-term triple-net leases without a property management component.
Mr. Mitra concluded, “Through our amplified focus on seniors housing, and an ever-expanding and deepening of our moat, the Welltower Business System, we believe we have successfully laid the foundation for substantial shareholder value creation and long-term compounding of per-share earnings and cash flow growth for our existing owners, our North Star.”
1Estimated seniors housing exposure incorporates transactions closed or under contract to close as of October 27, 2025, as well as SHO incremental in-place NOI detailed on Welltower’s “Path to Recovery” slide on page 27 of the October 27, 2025 Business Update. See “Supplemental Financial Measures” at the end of the October 27, 2025 Business Update for definitions and reconciliations of non-GAAP financial measures

About Welltower
Welltower Inc. (NYSE: WELL), an S&P 500 company, is positioned at the center of the silver economy, focusing on rental housing for aging seniors across the United States, United Kingdom, and Canada. Our portfolio of 2,000+ seniors and wellness housing communities are positioned at the intersection of housing and hospitality, creating vibrant communities for mature renters and older adults. We believe our real estate portfolio is unmatched, located in highly attractive micromarkets with stunning built environments. Yet, we are an unusual real estate organization as we view ourselves as an operating company in a real estate wrapper, driven by highly-aligned partnerships and an unconventional culture. Through our disciplined approach to capital allocation powered by our Data Science platform and superior operating results driven by the Welltower Business System - our end-to-end operating platform - we aspire to deliver long-term compounding of per share growth for our existing investors, our North Star.
Forward-Looking Statements
This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "will", "expect" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. These statements include, among others, management’s expectations regarding the favorable impact of the acquisitions closed and additional acquisition pipeline, including expected impact on the Company’s future cash flow growth, earnings and long-term growth; expected future IPNOI exposure from the seniors housing business; the Company’s management’s plans for funding the acquisitions; and the Company’s plans to exit the OM property management business. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower's actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence or similar events; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the healthcare and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, public health emergencies and extreme weather affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower's properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies; Welltower's approach to artificial intelligence; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.